UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 6, 2003

REGENT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15392	31-1492857

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification
Number)

100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky	41011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 292-0030

Not Applicable

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press Release dated May 6, 2003

Item 9.    REGULATION FD DISCLOSURE

     On May 6, 2003, Regent Communications, Inc. (“Regent”) issued the press release attached hereto as Exhibit 99.1, which press release contains financial information about Regent’s first completed fiscal quarter of 2003. The issuance of the press release is required to be reported, and such public disclosures furnished, on Form 8-K pursuant to Item 12. Disclosure of Results of Operations and Financial Condition. Regent is furnishing the required information on this Form 8-K pursuant to Item 9 in accordance with the interim filing guidance provided by the Securities and Exchange Commission in SEC Release No. 33-8216 on March 27, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC. (Registrant)

Date: May 6, 2003	By:	/s/ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos Senior Vice President and Chief Financial Officer

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